Exhibit 10.22
Amendment #2 to Promissory Note and Line of Credit
This Amendment #2 amends that certain Promissory Note and Line of Credit effective as of June 13, 2022 by and between Silvaco, Inc. (the "Company") and Katherine Ngai-Pesic, as amended (the "LOC Agreement"). Capitalized terms not defined herein shall have the meaning assigned to such term in the LOC Agreement.
The Parties agree to amend and restate Section 2 of the LOC Agreement as set forth below:
"2. Payments. Lender will invoice and Borrower shall pay accrued interest on a monthly basis. The total remaining outstanding balance of the Note, including all remaining accrued interest and late fees, is due upon the later of (a) the expiration or termination of that certain Loan and Security Agreement by and between Silvaco Group, Inc., the Company and East West Bank, or (b) the second anniversary of the Effective Date ("Due Date")."
Unless otherwise amended by this Amendment, the terms and conditions of the LOC Amendment shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date set forth below.

Lender's Signature

/s/ Katherine Ngai-Pesic
Date: 12/11/2023

Borrower’s Signature

/s/ Babak Taheri
Name: Babak Thaeri
Title: CEO
Date: 12/11/2023